SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 24, 2012

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 24, 2012, Discovery Laboratories, Inc. (the "Company") issued a press release providing a commercial update of the activities related to the commercial introduction of SURFAXIN® and AFECTAIR®. SURFAXIN is the first and only peptide-containing, surfactant approved by the U.S. Food and Drug Administration (FDA) and the only alternative to animal-derived surfactants that today are the standard of care to manage RDS in premature infants. AFECTAIR was developed initially as part of the Company's AEROSURF® development program and is being developed as a series of proprietary disposable ventilator circuit/patient interface connectors that simplify the delivery of aerosolized medications to critical-care patients requiring ventilatory support. The initial AFECTAIR device has been developed for use with infants receiving ventilatory support in the Neonatal Intensive Care Unit (NICU) and Pediatric Intensive Care Unit (PICU). The Company has registered its AFECTAIR devices in the U.S. as a Class I, exempt medical device. A copy of the release ("Press Release") is attached hereto as Exhibit 99.1 and the text of such release is incorporated by reference herein.

The Company announced that it continues to make progress in its efforts to prepare for launch. Among other things, to assure product continuity, the Company has enhanced its quality control and assurance infrastructure with additional hiring of highly-qualified scientific, technical and analytical personnel and systems implementation. During a recent review of the results and processes related to the analytical testing and quality control of SURFAXIN drug product, the Company determined that one of its analytical chemistry methods used to assess its drug product's conformance to specifications requires improvement and that an update to product specifications will be necessary. The Company has proactively communicated its findings regarding this analytical method to the FDA, has initiated a plan to improve and validate its analytical method, and plans to submit updated product specifications to the FDA. Based on the anticipated time required to improve the method, submit updated specifications, and await confirmation from the FDA, the Company anticipates that, if its plan is successful, the availability of SURFAXIN drug product will be delayed until early in the second quarter of 2013. This is not expected to have a material adverse effect on the Company's business or financial position, in part, because the Company's commercial launch plans for SURFAXIN during this period has always been to focus initially on formulary acceptance.

The Company anticipates that the initial AFECTAIR device will be commercially available in December 2012. This initial device is intended for use in infants receiving ventilatory support in the neonatal and pediatric intensive care units (NICU, PICU). Because the Company expects that the same hospitals that purchase SURFAXIN are likely to purchase AFECTAIR, the Company's commercial and medical affairs organizations will be responsible for the commercial introduction of this product.

Conference Call

The Company will hold a conference call and webcast on October 24, 2012 at 10:00 AM EDT to discuss its commercialization plans for SURFAXIN and AFECTAIR. Information relating to a live webcast of the conference call, including a slide presentation, is set forth in the press release. A copy of the slide presentation accompanying the conference call and webcast ("Slide Presentation") attached hereto as Exhibit 99.2 and the text thereof is incorporated by reference herein. The Slide Presentation is qualified in its entirety by the Company's periodic filings with the Securities and Exchange Commission (SEC), including this Form 8-K and the Company's most recent reports on Form 10-K, 8-K and 10-Q, and any amendments thereto.

Projections and Assumptions

The Company's estimates of market size, business opportunities and analyses and assumptions included in the Press Release, Slide Presentation and conference call are based in part on its analysis of data derived from the following sources, among others: with respect to SURFAXIN, account estimated patient populations, expected adoption rates of SURFAXIN drug product, current pricing, and economics and anticipated potential pharmaco-economic benefits are based, in part, on the following sources: Annual Summary of Vital Statistics: 2006, Pediatrics, Martin et. al.; CDC National Vital Statistics, 2005; IMS Midas Data MAT, December 2010; HCUP Hospital Discharge data, 2008; Hospital Insurance Claim Database, 2009; Management and Outcomes of Very Low Birth Weight, New England Journal of Medicine (NEJM), 2008, Eichenwald, Stark; Market Intelligence Report on Number of ICU Beds in EU5 Countries; Vermont Oxford Network Data, 2006; and the Company's Primary Market Research, December 2010, May 2011 and June 2012; as well as the Company's analysis of the Phase 3 SELECT and STAR trials of SURFAXIN.

The Company's estimates of market size, business opportunities and analyses and assumptions with respect to AFECTAIR are based in part on its analysis of data derived from the following sources, among others: with respect to AFECTAIR, NICU patient population based on CDC, March of Dimes (2010); PICU and ICU patient populations estimated based on number of beds in the US relative to the number of NICU beds; IMS Hospital Demographic Database (2011); Primary market research, Oct 2012; patient populations in the EU5 based on TforG market data for EU5 (2010) - ~50% ICU beds per capita in Europe vs US; patient populations in rest of world, the Company's estimate; Unit Price and Units per Patient, the Company's primary market research (May 2011 and Oct 2012); percent of patients on respiratory support, the Company's primary market research, Oct 2012.

The Company provides estimates and projections to give the reader an understanding of its strategic priorities, but the reader is cautioned not to rely on the Company's estimates and projections. To the extent that statements in this Current Report on Form 8-K are not strictly historical, including such estimates and projections as well as any statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Financial Update

As of September 30, 2012, the Company had cash and cash equivalents of $36.1 million. Net cash outflows before financing activities for the quarter ended September 30, 2012 were approximately $9.9 million. For the fourth quarter 2012, the Company anticipates net operating cash outflows of approximately $9.5 million, before taking into account financing activities.

Other Information

With respect to the Company's SURFAXIN manufacturing strategy, because of the limited size of the market, the number of vials produced per lot of SURFAXIN, and the limited volume of drug product stocked by hospitals generally, the Company does not plan to build a significant inventory of SURFAXIN drug product. For this reason, the need to modify and validate a SURFAXIN analytical chemistry method will not result in a loss of inventory. At the same time, the anticipated time line for availability of SURFAXIN drug product early in the second quarter 2012 includes time to manufacture, release, package and deliver newly-manufactured SURFAXIN drug product to the Company's warehouse services provider.

The Company plans to attend several neonatal medical conferences in the fourth quarter of 2012, where the commercial and medical affairs teams will be available to discuss SURFAXIN and/or AFECTAIR. In addition, at certain of these conferences, the results of new studies and new analyses providing expanded information to neonatal healthcare professionals regarding SURFAXIN and AFECTAIR will be presented.

Disclosure Notice
The information in the Press Release, Slide Presentation, conference call and this Form 8-K includes or is expected to include certain "forward-looking" statements relating, among other things, to the Company's plans to manufacture and release SURFAXIN drug product for commercial sale, including plans to execute a program to improve and validate one of the SURFAXIN analytical chemistry methods used to assess its drug product's conformance to specifications, and prepare and submit to the FDA information supporting a request to update certain SURFAXIN product specifications. As noted above, these and other similar statements are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While the Company currently believes that it will succeed in meeting the timelines outlined in the Press Release, Slide Presentation, conference call and this Form 8-K, such forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to be materially different. These risks and uncertainties include, but are not limited to, risks related to activities to improve and validate the analytical method, which can be time-consuming and unpredictable; the risk that the Company will be unable to successfully complete the work necessary to support its submission to the FDA within the timeline outlined above, if at all; risks that the FDA will not accept the Company's submission, or may require additional information that would require additional time, or may not respond within the time outlined in the guidelines set forth in the Prescription Drug User Fee Act (PDUFA) (which suggest four months for submissions of the type planned by the Company), or may deny the Company's request to update the product specifications; and the risk that the Company may identify unforeseen problems that have not yet been discovered that could adversely affect the Company's plans. In addition, the FDA may determined to initiate a facility inspection to review the Company's approach and response to dealing with the issues identified in its review of the analytical method. Any failure to satisfy any issues raised by the FDA could significantly delay, or preclude outright, gaining approval of updated product specifications, or could result in an action by the FDA to restrict the Company's ability to commercialize some or all of the Company's products, which could potentially delay or prevent the commercial availability of SURFAXIN drug product.

In addition, although the Company currently believes that it will be successful in meeting its strategic planning goals within the time frames outlined in the Press Release, Slide Presentation, conference call and this Form 8-K, there can be no assurance that the Company will successfully raise the funds required to meet its near-term capital requirements, through financing or similar transactions, or otherwise; that the Company will successfully complete the commercial introduction of SURFAXIN and AFECTAIR; that the revenues the Company may realize from the sale of SURFAXIN and AFECTAIR will be in line with current expectations; that the Company will successfully identify one or more strategic partners or collaboration arrangements to support development and, if approved, commercial introduction of the SURFAXIN LS and AEROSURF product candidates; that the Company will successfully initiate the planned clinical programs for SURFAXIN LS and AEROSURF as planned, if at all, or that the Company will successfully develop and gain approval, in the United States and elsewhere, to market SURFAXIN LS and AEROSURF; or that the revenues, if any, that the Company generates in the future will be sufficient at any time to fund the further development of its research and development programs and support our operations. If the Company is unable to identify appropriate sources of capital to support the development of its commercial and medical affairs organization, it may be unable to launch its products and therefore, would be unable to generate revenues from our approved products to support its business. If the Company is unable to identify and enter into strategic alliances for the development of SURFAXIN LS and AEROSURF, and if approved, commercialization of SURFAXIN LS and AEROSURF in the European Union and other markets outside the U.S., the Company may be unable to fund planned clinical trials, which would have a material adverse effect on its research and development programs.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 24, 2012
99.2	Slide Presentation dated October 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and Chief Executive Officer

Date: October 24, 2012